UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 27, 2019

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31918 (Commission File Number)	04-3072298 (I.R.S. Employer Identification No.)

505 Eagleview Blvd., Suite 212
Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 348-1600

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IDRA	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On August 27, 2019, Idera Pharmaceuticals, Inc. (the “Company”) entered into a clinical trial collaboration and supply agreement (the “Collaboration Agreement”) with AbbVie Inc., a global, research-based biopharmaceutical company (“AbbVie”) to conduct a clinical study to evaluate the efficacy and safety of combinations of an OX40 agonist (ABBV-368), the Company’s TLR-9 agonist, tilsotolimod (IMO-2125), nab-paclitaxel and/or an anti-programmed cell death 1 (PD-1) antagonist (ABBV-181).

Under the terms of the Collaboration Agreement, Idera will provide a clinical trial supply of tilsotolimod to AbbVie and AbbVie will sponsor, fund and conduct the study entitled “A Phase 1b, Multicenter, Open-Label Study to Determine the Safety, Tolerability, Pharmacokinetics, and Preliminary Efficacy of ABBV-368 plus Tilsotolimod and Other Therapy Combinations in Subjects with Recurrent/Metastatic Head and Neck Squamous Cell Carcinoma” (the “Study”).  Under the Collaboration Agreement, the Company has agreed to manufacture and supply tilsotolimod at its cost and for no charge to AbbVie for use in the Study.

Unless earlier terminated, the Collaboration Agreement will remain in effect until (a) the completion of the Study and all related obligations with respect to the Study, or (b) the discontinuation of the Study.  The Collaboration Agreement may be terminated, within certain timeframes, by either party (i) in the event of an uncured material breach by the other party, (ii) in the event the other party is insolvent or in bankruptcy proceedings, (iii) in the event any regulatory authority takes any action preventing a Party from supplying its product, or (iv) for safety reasons.  AbbVie may terminate the Collaboration Agreement upon sixty days prior written notice to Idera.

The foregoing description of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the Collaboration Agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2019.

Item 7.01                                           Regulation FD Disclosure.

On September 4, 2019, the Company issued a press release regarding the Study.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The Company is furnishing the information in this Item 7.01 and the related Exhibit 99.1 filed herewith to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. This Item 7.01 will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1) that is required to be disclosed solely by Regulation FD.

Item 9.01.                                        Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit Name
99.1	Press Release dated September 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.

	By:	/s/ Bryant D. Lim
Bryant D. Lim
Senior V.P., General Counsel

Dated: September 4, 2019